Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Snail, Inc.

Culver City, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 26, 2022, relating to the consolidated financial statements of Snail Games USA Inc. and Subsidiaries (the “Company”), included in the Company’s Registration Statement on Form S-1 (333-267483), as amended.

/s/ BDO USA, LLP

Costa Mesa, California

November 9, 2022